VOYAGEUR MUTUAL FUNDS III

Registration No. 811-04547
FORM N-SAR
Semiannual Period Ended October 31, 2009

SUB-ITEM 77Q.1: Exhibits

Exhibit Reference

77.Q.1.1 Certificate of Amendment to Agreement and Declaration of Trust of Voyageur
Mutual Funds III dated February 26, 2009, attached as Exhibit.

77.Q.1.2 Certificate of Amendment to Agreement and Declaration of Trust of Voyageur
Mutual Funds III dated August 18, 2009, attached as Exhibit.

IMG # 948408 v.1

IMG # 948408 v.1